Exhibit 99.2

<epam>

Q2 2023

EPAM Reports Results

Q2 REVENUES

$1.170B

-2.1% ↓ YoY *(reported)*

-2.4% ↓ YoY *(constant currency)*

OUTLOOK Q3 2023

Revenues in the range of

$1.140B-$1.150B

-7% ↓ YoY *(midpoint of the range)*

OUTLOOK FY 2023

Revenues in the range of

$4.650B-$4.700B

-3% ↓ YoY *(midpoint of the range)*

REVENUES BY INDUSTRY VERTICAL

Vertical	Revenue	YoY
Travel & Consumer	$274M	**-1.0%** ↓
Financial Services	$259M	**3.2%** ↑
Business Information & Media	$190M	**-4.1%** ↓
Software & Hi-Tech	$175M	**-10.3%** ↓
Life Sciences & Healthcare	$114M	**-10.9%** ↓
Emerging	$158M	**8.6%** ↑

REVENUES BY GEOGRAPHY

Geography	Revenue	YoY
Americas	$679M	**-5.9%** ↓
EMEA	$459M	**8.5%** ↑
APAC	$24M	**-19.7%** ↓
CEE*	$8M	**-61.1%** ↓

DILUTED EARNINGS PER SHARE

$2.03 GAAP EPS — **534.4%**** ↑ YoY

$2.64 NON-GAAP EPS — **10.9%** ↑ YoY

EMPLOYEES & LOCATIONS

55,600+ Total EPAMers

49,350+ Designers, Engineers & Consultants

50+ Countries & Regions

* Growth rate impacted by the Company's decision to exit its Russian Operations.
**GAAP EPS results were largely driven by the adverse financial impact of Russia's invasion of Ukraine on the second quarter of 2022.
Refer to EPAM's 2nd Quarter Earnings Release for additional information and reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS.